COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of July 31, 2009, by and between Kansas City Southern, a Delaware corporation (the “Company”), and the undersigned (the "Investor”).

THE PARTIES HEREBY AGREE AS FOLLOWS:
Section 1.	Purchase and Sale of Stock.

Section 1.1 Sale and Issuance of Common Stock. The Investor agrees to purchase at the Closing (defined below), and the Company agrees to sell and issue to the Investor at the Closing, the number of shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), set forth on the Investor’s signature page hereto next to the heading “Shares” (the “Stock”) at a price of $20.00 per share, for a total subscription amount equal to the amount set forth on the Investor’s signature page hereto next to the heading “Subscription Amount.”

Section 1.2 Closing. The purchase and sale of the Stock shall take place at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022 at 10:00 A.M., New York time, on the date hereof, or at such other time and place as the Company and the Investor may mutually agree upon orally or in writing (which time and place are designated as the “Closing”). At the Closing, the Company shall cause its transfer agent to deliver to the Investor, via electronic book-entry or, if requested by the Investor, physical certificates, the Stock the Investor is purchasing hereunder against payment of the purchase price therefor by wire transfer of immediately available funds to the following account:

[On file with Company]

Section 1.3 Delivery of Stock.  The account or accounts to be credited with the Stock being purchased by the Investor is set forth on the Investor’s signature page hereto.  The Company shall direct the transfer agent to credit the Investor’s account or accounts with the Stock pursuant to such information.

Section 1.4 Business Day.  For the purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or other day on which the New York Stock Exchange, Inc. (the “Principal Market”) is permitted or required by law to close.

Section 2. Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations, warranties and covenants to the Investor:

(a) The Company meets, and will continue to meet through the Closing, the requirements for use of Form S-3ASR under the Securities Act of 1933, as amended (the “Securities Act”), and has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on such Form (Registration File No. 333-155601), which became effective as of November 21, 2008, for the registration under the Securities Act of the Stock. Such registration statement meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies with said Rule.  The Company will file with the Commission pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”), and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, on or promptly after the date hereof (and in any event within one Business Day after the date hereof) a supplement to the form of prospectus filed on November 21, 2008 and relating to such registration statement, relating to the offer to sell and proposed sale of the Stock and the plan of distribution thereof.  The Company will also, if applicable, file with the Commission pursuant to Rule 433 under the Securities Act (“Rule 433”), and the Rules and Regulations of the Commission promulgated thereunder, any issuer free writing prospectus relating to the Stock which was delivered to the Investor on or prior to the date hereof.  Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement”; any such issuer free writing prospectus, if applicable, in the form in which it will be filed with the Commission pursuant to Rule 433 is hereinafter called the “Issuer Free Writing Prospectus”; such prospectus filed on November 21, 2008 and relating to the Registration Statement is hereinafter called the “Base Prospectus”; and the supplemented form of prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called the “Prospectus Supplement.” Any reference herein to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”) pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “set forth” or “stated” in the Registration Statement, the Base Prospectus or the Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement, as the case may be. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or the Prospectus Supplement has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company’s knowledge, is threatened by the Commission.

(b)  The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act.  Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Issuer Free Writing Prospectus, the Base Prospectus and the Prospectus Supplement, each as of its respective date, complied in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations. Each of the Issuer Free Writing Prospectus, the Base Prospectus and the Prospectus Supplement, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations and none of such Incorporated Documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Base Prospectus or Prospectus Supplement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representations or warranties as to information, if any, contained in or omitted from the Issuer Free Writing Prospectus, the Prospectus Supplement or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Investor specifically for use in the Registration Statement or the Prospectus Supplement. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that have not been filed as required pursuant to the Securities Act or will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Base Prospectus or Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required.

(c) The Company has delivered, or will as promptly as practicable deliver, to the Investor complete conformed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Base Prospectus, the Issuer Free Writing Prospectus and the Prospectus Supplement, as amended or supplemented, in such quantities and at such places as the Investor reasonably requests. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing, any offering material in connection with the offering and sale of the Stock other than the Issuer Free Writing Prospectus, the Base Prospectus, the Prospectus Supplement, the Registration Statement, copies of the documents incorporated by reference therein and any other materials permitted by the Securities Act.

(d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Base Prospectus and the Prospectus Supplement, and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify or to be in good standing, individually or in the aggregate, would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations of the Company, or materially impair the Company’s ability to perform its obligations under this Agreement (a “Material Adverse Effect”).

(e) The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary corporate action on the part of the Company, and no further consent or action is required by the Company, its Board of Directors or its stockholders.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, (ii) as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) in so far as indemnification and contribution provisions may be limited by applicable law.

(f)  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s amended and restated certificate of incorporation or amended and restated bylaws, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, or give any rights to receipt of any portion of the proceeds from the sale of the Stock pursuant to, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) to which the Company is a party or by which any property or asset of the Company is bound or affected, (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations) and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company is bound or affected, or (iv) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any material property or assets of the Company is subject, except in the case of clauses (ii), (iii) and (iv), such as would not, individually or in the aggregate, result in a Material Adverse Effect.

(g) No consent, approval, authorization, filing with, order of or registration with, any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been or will be obtained or made under the Securities Act and such as may be required under the securities, or blue sky, laws of any jurisdiction in connection with the offer and sale of the Stock by the Company in the manner contemplated herein and in the Prospectus Supplement.

(h) The Stock to be issued and sold by the Company hereunder has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable and free and clear of all liens (other than any liens created by or imposed by the Investor or through no action of the Company) and free of any preemptive or similar rights.  The Stock conforms in all material respects to the description thereof contained in the Registration Statement, the Base Prospectus and the Prospectus Supplement.

(i) Except for (i) Stock issued pursuant to this Agreement or Common Stock pursuant to the Company’s ATM Equity Offering Sales Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “ATM Program”), (ii) issuances of Common Stock pursuant to reservations, agreements or employee benefit plans referred to in the SEC Documents or pursuant to the exercise of convertible securities or options referred to in the SEC Documents, the Company has an authorized capitalization as set forth in the Registration Statement, the Base Prospectus and the Prospectus Supplement. All of the issued and outstanding shares of Common Stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with federal and state securities laws, and conform in all material respects to the description thereof contained in the Registration Statement, the Base Prospectus and the Prospectus Supplement. There are no outstanding restricted stock, performance shares, options, warrants, or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company that have been granted by the Company other than those accurately described in the Registration Statement, the Base Prospectus and the Prospectus Supplement, or restricted stock, performance shares or options issued in the ordinary course of business subsequent to the dates presented in the Registration Statement, the Base Prospectus and the Prospectus Supplement.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Registration Statement, the Base Prospectus and the Prospectus Supplement, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.  Other than as set forth in the SEC Documents as defined herein, there are no shareholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party.

(j) The Company will use the proceeds from the sale of Stock as described under the heading “Use of Proceeds” in the Prospectus Supplement.

(k) Except as otherwise disclosed in the reports filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials (together with any materials filed by the Company under the Exchange Act, whether or not required) being collectively referred to herein as the “SEC Documents”), since December 31, 2008, (i) there have not been any changes in the assets, liabilities, financial condition, business prospects or operations of the Company from that reflected in the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 except changes in the ordinary course of business that have not been, either individually or in the aggregate, materially adverse, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, and (C) other liabilities that would not, individually or in the aggregate, have a Material Adverse Effect, (iii) the Company has not materially altered its critical accounting policies, (iv) except for dividends on the Company’s outstanding preferred stock declared or paid in the ordinary course of business, the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or affiliate of the Company, except pursuant to existing Company stock incentive or purchase plans. The Company does not have pending before the Commission any request for confidential treatment of information or documents. During the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act.

(l) Except as disclosed in the SEC Documents, there is no proceeding, or, to the Company’s knowledge, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that (a) would reasonably be expected to have a Material Adverse Effect on the Company’s properties or assets or the business of the Company as currently conducted or (b) would reasonably be expected to impair the ability of the Company to perform in any material respect its obligations under this Agreement. Neither the Company nor any director or executive officer thereof is, or within the last five years has been, the subject of any action involving a claim of violation of or liability under federal or state securities laws relating to the Company or a claim of breach of fiduciary duty relating to the Company.  There are no material disagreements presently existing between the principal independent accounting firm formerly or presently employed by the Company which, if not resolved in the Company’s favor, would have a Material Adverse Effect. The Company is not in violation of its certificate of incorporation or bylaws, as amended.

(m)  The Company has taken no action intended to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Principal Market, nor has the Company received any notification that the Commission is contemplating terminating such registration.  The Company has not, in the twelve months preceding the date hereof, received notice (written or oral) from the Principal Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market. The Company is in compliance with all such listing and maintenance requirements. The issuance and sale of the Stock under this Agreement does not contravene the rules and regulations of the Principal Market, and no approval of the stockholders of the Company thereunder is required for the Company to issue and deliver to the Investor the Stock.

(n) The Company is in compliance with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the Commission thereunder.  The Company maintains a system of internal accounting controls over financial reporting (as such term is defined in the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability and (iii) access to assets is permitted only in accordance with management’s general or specific authorization.

(o) The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Company, including its subsidiaries, is made known to its chief executive officer and chief financial officer by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of December 31, 2008. The Company presented in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of December 31, 2008. Since December 31, 2008, there have been no material changes in the Company’s internal controls over financial reporting (as such term is defined in Rule 13a-15 under the Exchange Act).

(p) Neither the Company, nor any person acting on its behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering of Stock contemplated by this Agreement to be integrated with prior offerings by the Company for purposes of (i) the Securities Act in a manner that would require a registration statement to be filed under the Securities Act in addition to the Registration Statement or that would cause the offer and sale of the Stock under the Registration Statement to violate Section 5 of the Securities Act or (ii) the rules and regulations of the Principal Market in a manner that would cause this offering of the Stock to require approval of stockholders of the Company for purposes of any applicable stockholder approval provisions. None of the Company, its subsidiaries, their affiliates and any person acting on their behalf will take any action or steps referred to in the preceding sentence that would cause the offering of the Stock to be integrated with other offerings for the purposes, and in the manner, described above.

(q)  The Company has not taken, nor will it take, directly or indirectly any action designed to stabilize or manipulate the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Common Stock.

(r) The Company shall, before 8:30 am New York time on the trading day immediately following the date hereof, issue a press release disclosing all material aspects of the transactions contemplated hereby. The Company will provide the press release to the Investor for review and comment prior to issuance of the press release. From and after the filing of the press release the Investor shall not be in possession of any material, nonpublic information received from the Company or any of its subsidiaries or any of its respective officers, directors, employees or agents, that has not been publicly disclosed by the Company. The Company shall not identify the Investor by name in any press release or public filing, or otherwise publicly disclose the Investor’s names, without the Investor’s prior written consent, unless required by law or the rules and regulations of the Commission or any self-regulatory organization which the Company or its securities are subject.

(s) To the Company’s knowledge, the execution and delivery of this Agreement and the sale of the Stock contemplated hereby will not impose any restriction on any Investor other than by law or as set forth in this Agreement, or create in any party (including any current stockholder of the Company) any rights, under any agreements filed or required to be filed by the Company with the Commission.

(t) The Company acknowledges and agrees that Investor does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Sections 3 and 4.7 of this Agreement.

(u) The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby.  The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity with respect to the Company) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Investor or any of their respective representatives or agents to the Company in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Investor’s purchase of the Stock.  The Company further represents to the Investor that the Company’s decision to enter into this Agreement has been based on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

Section 3. Representations and Warranties of the Investor.  The Investor hereby makes the following representations, warranties and covenants to the Company:

(a) (i) Such Investor has full right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of such Investor enforceable against such Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) Such Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus, the Prospectus Supplement, the Incorporated Documents and the Issuer Free Writing Prospectus prior to or in connection with its receipt of this Agreement.  Such Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor will receive certain additional information regarding the offering of the Stock, including pricing information (the “Offering Information”). The Offering Information may be provided to such Investor by any means permitted under the Securities Act, including in the Prospectus Supplement, the Issuer Free Writing Prospectus (delivered to such Investor or made available to it by the filing of an electronic version thereof with the Commission), or other free writing prospectuses or oral communications.

(c) Such Investor shall not issue any press release or make any other public announcement relating to this Agreement unless (i) the content thereof is mutually agreed to by the Company and such Investor, or (ii) such Investor is advised by its counsel that such press release or public announcement is required by law.

(d) If such Investor is outside the United States, such Investor will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers the Stock or has in its possession or distributes any offering material, in all cases at its own expense.

(e) Such Investor understands that nothing in this Agreement or any other materials presented to such Investor in connection with the purchase and sale of the Stock constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as such Investor, in its sole discretion, has deemed necessary or appropriate in connection with such Investor’s purchase of the Stock.

(f) Such Investor hereby acknowledges that it is not acting as a member of a “group” (as such term is defined in Rule 13d of the Exchange Act) with any other investor other than funds affiliated with the Investor, in connection with the offering and sale of the Stock.

(g) The Investor further represents to the Company that the Investor’s decision to enter into this Agreement has been based on the independent evaluation of the transactions contemplated hereby by the Investor and its representatives.

(h) The Investor has not taken, nor will it take, directly or indirectly any action designed to stabilize or manipulate the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Common Stock.

(i) Such Investor represents that, except as set forth below (i) it has had no position, office or other material relationship within the past three years with the Company or any of its affiliates, (ii) it is not a FINRA member or an Associated Person (as such terms are defined under the FINRA Membership and Registration Rules Section 1011) as of the Closing, and (iii) neither such Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the offering of the Stock, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis.  Exceptions:

None
(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

Section 4. Miscellaneous.

Section 4.1 Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Section 4.2 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 4.3 Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be as effective as original signatures.

Section 4.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 4.5 Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery, or five (5) days after deposit in the United States mail, by registered or certified mail (or airmail, if notice shall be sent outside the United States), postage prepaid, or two (2) days after delivery to a nationally known air courier company, addressed (a) if to the Company, to the Company’s address as set forth below the Company’s name on the signature page of this Agreement, and (b) if to the Investor, to the Investor’s address as set forth on the signature page of this Agreement, with a copy (for informational purposes only) to Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York, 10022, Telephone: (212) 756-2000, Facsimile: (212) 593-5955, Attn.: Eleazer N. Klein, Esq., or at such other address as the Company or the Investor may designate by ten (10) days, advance written notice to the other parties hereto.

Section 4.6 Fees. The Company covenants and agrees with the Investor that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Base Prospectus, Prospectus Supplement, any Issuer Free Writing Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Investor; (ii) the cost of printing or producing this Agreement, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Stock; (iii) all expenses in connection with the qualification of the Stock for offering and sale under state securities laws; (iv) any filing fees incident to any required review by Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Stock; (v) all fees and expenses in connection with listing the Stock on the Principal Market; (vi) the cost of preparing the Stock; (vii) the costs and charges of any transfer agent or registrar or any dividend distribution agent; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. The Investor will pay all of its own costs and expenses, including the fees of its counsel.

Section 4.7 Indemnification. Subject to the provisions of this Section 4.7, the Company will indemnify and hold the Investor and its directors, officers, stockholders, partners, managers, members, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and attorneys’ fees and costs of investigation, that any such Investor Party may suffer or incur (the “Indemnified Liabilities”) as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement (which shall survive the Closing).  The Company shall not be liable to any Investor Party under this provision in respect of any Indemnified Liability if (and then only to the extent) such liability arises out of any misrepresentation by the Investor in Section 3 of this Agreement or actions taken by such Investor Party in violation or contravention of this Agreement.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing.  Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (other than local counsel)), but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party. Notwithstanding the foregoing, the Company is not liable under this Section 4.7 for any information, if any, contained in or omitted from the Issuer Free Writing Prospectus, the Prospectus Supplement or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Investor specifically for use in the Registration Statement or the Prospectus Supplement.

Section 4.8 Conditions.

(a) The Company’s obligation to issue and sell the Stock to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Stock being purchased hereunder and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing.

(b) The Investor’s obligation to purchase the Stock will be subject to (i) the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing, and (ii) no stop order or suspension of trading shall have been imposed by the Principal Market, the Commission or any other governmental regulatory body with respect to public trading in the Common Stock nor shall suspension by the Commission, the Principal Market or any other governmental regulatory body have been threatened.

Section 4.9 Survival.  The respective representations, warranties, indemnities, covenants and agreements of the Company and the Investor set forth in or made pursuant to this Agreement (a) will remain operative and in full force and effect, regardless of any (i) investigation, or statement as to the results thereof, made by or on behalf of the Investor, the Company or any of their respective representatives, officers or directors or any controlling person, as the case may be, or (ii) acceptance of the Stock and payment for it hereunder and (b) will survive delivery of and payment for the Stock sold hereunder and any termination of this Agreement.

Section 4.10 Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

Section 4.11 Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

Section 4.12 Entire Agreement.  This Agreement and the other documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

KANSAS CITY SOUTHERN

By:	/s/ Paul J. Weyandt

Name: Paul J. Weyandt
Title: Senior Vice President – Finance and Treasurer

	Address:	427 W. 12th Street Kansas City, MO 64105

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SIGNATURE PAGE FOR INVESTOR FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Name of Investor:	UBS O’Connor LLC FBO

O’Connor Capital Structure Opportunity
Master Limited
O’Connor Global Fundamental Market
Neutral Long/Short Master Limited
O’Connor Global Multi-Strategy Alpha
Master Limited
O’Connor Fundamental Long/Short Equity
Master Limited

Signature of Authorized Signatory of Investor:	/s/ Mark Melchiorre & George Halaby

Name of Authorized Signatory:	Mark Melchiorre & George Halaby

Title of Authorized Signatory:	c/o jeff.richmond@ubs.com

Email Address of Investor:	c/o jeff.richmond@ubs.com

Address for Notice of Investor:	UBS O’Connor LLC
Attn: Jeff Richmond One N. Wacker Drive, 32nd Floor Chicago, IL 60606

Tax ID No.:	N/A

Contact Name:	Jeff Richmond

Telephone No.:	312-525-5839

Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the shares are maintained), if applicable:	Per attached schedule

DTC Participant Number, if applicable:	Per attached schedule

Name of Account at DTC Participant being credited with the shares, if applicable:	Per attached schedule

Account Number at DTC Participant being credited with the shares, if applicable:	Per attached schedule

Per attached schedule
Contact Name at Broker:

Per attached schedule
Broker’s Telephone Number:

$22,506,160 (breakdown attached)
Subscription Amount:

1,125,308 (breakdown attached)
Shares:

[INVESTOR SIGNATURE PAGE]

Schedule A

				DTC Participant
Date of Sale	Settlement Date	Investor	Purchasing Bank	Number	Contact	# of Shares to DWAC
July 31, 2009	August 3, 2009	UBS O’Connor LLC FBO O’Connor Capital Structure Opportunity Master Limited	Credit Suisse	355	Keith Cadeiux Tel: 312-525-0101	462,808

July 31, 2009	August 3, 2009	UBS O’Connor LLC FBO O’Connor Global Fundamental Market Neutral Long/Short Master Limited	JPMorgan	352	Michael C. Murphy Tel: 212-272-5074	265,588

July 31, 2009	August 3, 2009	UBS O’Connor LLC FBO O’Connor Multi-Strategy Alpha Master Limited	Credit Suisse	355	Keith Cadeiux 312-525-0101	366,388

July 31, 2009	August 3, 2009	UBS O’Connor LLC FBO O’Connor Fundamental Long/Short Equity Master Limited	Goldman Sachs	005	Stephen Granstrand Tel: 212-357-7171	30,524